EXHIBITS
                                   ========

                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                              For the Three Months                   For the Six Months
                                                Ended December 31,                   Ended December 31,
                                              ---------------------                 --------------------
                                                                    Amounts in thousands
                                                 2000          1999                  2000          1999
                                                -------       -------               -------       -------
Net income                                       $5,992        $5,416               $11,565      $10,976
Weighted average common shares
  outstanding                                    10,550        11,424                10,616       11,517

Basic earnings per common shares                  $0.57         $0.47                 $1.09        $0.95
                                                =======       =======               =======      =======
Total weighted average common shares
  outstanding                                    10,550        11,424                10,616       11,517

Unvested shares of Recognition and
Retention Plan and common stock
  equivalents due to dilutive
  effect of stock options                           586           582                   537          616
                                                -------       -------               -------      -------
Total weighted average common shares and
  common share equivalents utilized for
  diluted earnings per share                     11,136        12,006                11,153       12,133
                                                =======       =======               =======      =======
Diluted earnings per common share and
  common share equivalents                        $0.54         $0.45                 $1.04        $0.90
                                                =======       =======               =======      =======